UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): September 2, 2013

CHINA GENGSHENG MINERALS, INC.
(Exact name of registrant as specified in charter)

Nevada	001-34649	91-0541437
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

No. 88 Gengsheng Road,
Dayugou Town, Gongyi, Henan,
People’s Republic of China
(Address of principal executive offices)

451271
(Zip Code)

(86) 371-64059863
Registrant's telephone number, including area code

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 2, 2013, China GengSheng Minerals, Inc. (the “Company”) held its Special Meeting of Shareholders at the Company’s principle executive offices in China. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and there was no solicitation in opposition to the board’s solicitation. At the meeting, the shareholders voted on the following proposal and cast their votes as described below:

Proposal 1.

The shareholders approved the proposal to voluntarily withdraw the Company’s common stock from listing on the NYSE MKT by submitting a written notice to the NYSE MKT of the Company’s intention to withdraw and subsequently a Form 25 and subject to meeting certain conditions, to file with the SEC a Form 15 to terminate the registration of the Company’s common stock under Section 12(g) of the Exchange Act and to suspend the Company’s duty to file reports under the Exchange Act. The votes were cast as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
15,782,062	373,328	27,175	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2013	CHINA GENGSHENG MINERALS, INC.

	By:	/s/ Shunqing Zhang
Shunqing Zhang
Chief Executive Officer and Chairman